Exhibit 10.19

FOURTH AMENDMENT TO PROMISSORY NOTE

RECITALS

WHEREAS, the undersigned five corporate entities (each, a "Maker;” or collectively, “Makers”) each executed a certain Promissory Note (the “Note”) dated October 14, 2009, in the original stated amount of $1,000,000.00, in favor of Teton, Ltd., a Texas limited partnership (“Payee”);

WHEREAS, the Note                                           was previously amended by Amendment to Promissory Note dated January 1, 2010 (the “First Amendment”);

WHEREAS, the Note                                           was also amended by Second Amendment to Promissory Note dated March 2, 2010 (the “Second Amendment”), to increase the stated amount of the Note to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00);

WHEREAS, the Note                                           was also amended by Third Amendment to Promissory Note dated July 1, 2010 (the “Third Amendment”), to (i) eliminate the requirement for an  interest payment to be made on July 1, 2010, and (ii) extend the maturity date of the Note from October 14, 2010, to January 2, 2011;

WHEREAS, Makers and Payee desire to further amend the Note to extend the maturity date of the Note from January 2, 2011, to April 2, 2011;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Makers and Payee hereby agree as follows:

AGREEMENT

1.           Amendment to Note.  The Note is hereby amended to eliminate the requirement for any payment on the Note to be made on January 2, 2011.  Additionally, the Note is hereby amended to extend the maturity date of the Note from January 2, 2011, to April 2, 2011.  As a result of this amendment, all outstanding principal and accrued interest from the date of the Note shall be payable on the final maturity date of the Note.

2.           This Amendment creates no implication that Payee will agree to any further or other amendment of the Note.

3.           Makers are responsible for all costs incurred by Payee, including without limit reasonable attorneys’ fees, with regard to the preparation and execution of this Amendment.

4.           Makers expressly acknowledge and agree that except as expressly amended in this Amendment, the Note remains in full force and effect and is ratified and confirmed.  This Amendment shall neither extinguish nor constitute a novation of the Note or indebtedness evidenced thereby.

5.           Makers waive, discharge, and forever release Payee, Payee's employees, officers, directors, attorneys, beneficial owners, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Makers have or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Makers or whether any such claims, causes of action, allegations or assertions arose as  result of Payee's actions or omissions in connection with the Note, or any amendments, extensions or modifications thereof, or Payee's administration of the debt evidenced by the Note or otherwise, INCLUDING ANY CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS RESULTING FROM PAYEE’S OWN NEGLIGENCE, except and to the extent (but only to the extent) caused by Payee’s gross negligence or willful misconduct.

6.           The parties covenant and agree as follows:

(1)       The rights and obligations of the parties shall be determined solely from the written “Loan Agreement” (as such term is defined in Section 26.02(a)(2) of the Texas Business and Commerce Code) executed and delivered in connection with the Loan, and any oral agreements between or among the parties are superseded by and merged into the Loan Agreement.

(2)       The Loan Agreement has not been and may not be varied by any oral agreements or discussions that have or may occur before, contemporaneously with, or subsequent thereto.

(3)       THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Executed to be effective as of January 2, 2011.

Makers:	Lender:

Pegasi Energy Resources Corporation,	Teton, Ltd., a Texas limited partnership
a Nevada corporation f/n/a	By:Notet Corp., a Texas corporation,
Maple Mountain Explorations Inc.	its general partner

By: _____________________________	By: __________________________
Richard Lindermanis, Senior Vice President	W.L. Sudderth, Secretary
and CFO

(signatures continued on next page)

Pegasi Energy Resources Corporation,
a Texas corporation (and wholly-owned
subsidiary of Pegasi Energy Resources Corporation,
a Nevada corporation f/n/a Maple Mountain Explorations Inc.)

By:  _____________________________
       Richard Lindermanis, Vice President

Pegasi Operating Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation,
a Texas corporation)

By:    ____________________________
Richard Lindermanis, Vice President

TR Rodessa, Inc., a Texas corporation (and wholly-owned
subsidiary of Pegasi Energy Resources Corporation,
a Texas corporation)

By:     _________________________
Richard Lindermanis, Vice President

59 Disposal, Inc., a Texas corporation (and wholly-owned
subsidiary of Pegasi Energy Resources Corporation,
a Texas corporation)

By:    _________________________
Richard Lindermanis, Vice President